Exhibit 10.15(a)

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

This AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT (this “Agreement”), dated as of February 8, 2013, is by and among Nevro Corp., a Delaware corporation (the “Corporation”), those certain holders of Common Stock of the Corporation and holders of options to acquire shares of Common Stock of the Corporation listed on Schedule 1 hereto (together with any other Person who hereafter becomes party hereto pursuant to Section 11 hereof, each, individually, a “Significant Common Stockholder” and, collectively, the “Significant Common Stockholders”), and each holder of the Corporation’s Preferred Stock (as such term is defined below) listed on Schedule 1 hereto (together with any other Person who hereafter becomes party hereto pursuant to Section 11 hereof, each, individually, an “Investor” and, collectively, the “Investors” and together collectively with the Significant Common Stockholders, the “Stockholders”).  A list of the name, address and shares of each class of capital stock of the Corporation owned by each Stockholder is attached hereto as Schedule 1 (which Schedule 1 shall be amended from time to time to reflect changes and additions thereto).

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Corporation’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) and/or shares of Common Stock issued upon conversion thereof and/or  shares of the Corporation’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”) and/or shares of Common Stock issued upon conversion thereof and possess information rights, preemptive rights, rights of first offer and other rights and are subject to certain obligations pursuant to an Amended and Restated Stockholders’ Agreement dated as of July 15, 2011 by and among the Corporation and such Existing Investors (the “Prior Agreement”);

WHEREAS, pursuant to Section 13(b) of the Prior Agreement, the Prior Agreement may be amended, and any provision therein waived, with the written consent of not less than 55% of the outstanding shares of Preferred Stock, voting together as a single class on an as-converted basis;

WHEREAS, the undersigned Existing Investors constituting not less than 55% of the outstanding shares of Preferred Stock, voting together as a single class on an as-converted basis desire to amend and restate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement;

WHEREAS, pursuant to a Series C Convertible Preferred Stock Purchase Agreement, dated of even date herewith, between the Corporation and certain of the Investors (the “Series C Stock Purchase Agreement”), the Corporation has agreed to issue and sell to certain of the Investors, and certain of the Investors have agreed to purchase from the Corporation, shares of the Corporation’s Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”); and

WHEREAS, in connection with the issuance of the Series C Preferred Stock, the Corporation and the Stockholders deem it desirable to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the recitals and the mutual premises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                Definitions; Rules of Construction.

(a)                                 In addition to capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meanings when used in this Agreement:

“Affiliate” — when used with respect to a specified Person, another Person that either directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.  For purposes of this definition, “control” (and its derivatives) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of equity, voting or other interests, as trustee or executor, by contract or otherwise.

“Affiliated Fund” — with respect to a Stockholder that is a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company.

“Board” and “Board of Directors” — the Board of Directors of the Corporation.

“Common Stock” — means the common stock, par value $0.001 per share, of the Corporation.

“Conversion Shares” — shares of Common Stock issued upon conversion of shares of Preferred Stock pursuant to the Restated Certificate.

“Director” — a member of the Board of Directors of the Corporation.

“Exchange Act” — the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rule and regulations of the Securities and Exchange Commission thereunder, as the same shall be in effect from time to time.

“Exempt Issuances” —  (i) the issuance or sale of Common Stock or options therefor, and the issuance of shares upon exercise of such options, up to 97,913,908 shares of Common Stock and such additional shares of Common Stock in excess of 97,913,908 as are approved by the Board, under the Corporation’s current equity incentive plan or any successor equity incentive plan or program thereto; (ii) the issuance of 500,000 shares of Common Stock issuable to Mayo Foundation for Medical Education and Research (“Mayo”) pursuant to Section 3.06 of the License Agreement; (iii) the Series A Preferred Stock or the issuance of Common Stock issuable upon conversion of such Series A Preferred Stock; (iv) the Series B Preferred Stock or the issuance of Common Stock issuable upon conversion of such Series B Preferred Stock; (v) the issuance or sale of Series C Preferred Stock pursuant to the Series C Stock Purchase Agreement or the issuance of Common Stock issuable upon conversion of such Series C Preferred Stock; (vi) the issuance of Common Stock in a Qualified Public Offering; (vii) the issuance of securities to financial institutions, equipment lessors, brokers or similar persons in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions approved by the Board, which shall include the approval of at least a majority of the Preferred Directors; (viii) issuance of equity securities or rights to purchase equity securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board, which shall include the approval of at least a majority of the Preferred Directors; (ix) issuance of securities to an entity as a component of any business relationship with such entity primarily for the purpose of (A) joint venture, technology or licensing development activities, (B) distribution, supply or manufacture of the Corporation’s products or services or (C) any other arrangements involving corporate partners primarily for purposes other than raising capital, the terms of which business relationship with such entity are approved by the Board, which shall include the approval of at least a majority of the Preferred Directors; and (x) the issuance of securities with the affirmative vote of the Requisite Holders.

“GAAP” — generally accepted accounting principals as in effect in the United States from time to time.

“Immediate Family” — with respect to any Stockholder, the parents, siblings, spouse and issue, spouses of issue and any trust for the benefit of, or the legal representative (in such capacity) of, any of the preceding persons, or any partnership substantially all of the partners of which are one or more of such persons or the Stockholder or any limited liability company substantially all of the members of which are one or more of such persons or the Stockholder.

“IPO” — a firm commitment underwritten public offering of Common Stock of the Corporation.

“License Agreement” — that certain Amended and Restated License Agreement, dated October 2, 2006, among the Corporation, Mayo and Venturi Group, LLC.

“Overall Percentage Interest” — with respect to any Stockholder, the percentage equivalent of a fraction the numerator of which is the total number of shares of Common Stock held by such Stockholder (including, for such purposes shares, any shares of Common Stock that such Stockholder has the right to acquire pursuant to any securities held by such Stockholder that are convertible into or exchangeable for shares of Common Stock), and the denominator of which is the total number of shares of Common Stock held by all Stockholders (including, for such purposes shares, any shares of Common Stock that any Stockholder has the right to acquire pursuant to any securities that are convertible into or exchangeable for shares of Common Stock).

“Person” — an individual, a corporation, a partnership, a joint venture, a limited liability company or limited liability partnership, an association, a trust, estate or other fiduciary, any other legal entity, and any government or governmental entity.

“Preferred Stock” — shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and of any other series of capital stock of the Corporation issued and outstanding from time to time after the date hereof designated as preferred stock by the Corporation.

“Qualified Public Offering” — a firm commitment underwritten public offering of Common Stock of the Corporation that yields net proceeds to the Corporation of not less than $50,000,000 (before deduction of underwriters commissions and expenses) at an equivalent price per share of Common Stock of not less than 2.5 times the Series C Original Purchase Price (as adjusted for any equity split, equity combination, in-kind equity distribution, recapitalization or similar transaction).

“Registration Rights Agreement” — the Amended and Restated Registration Rights Agreement, dated as of even date herewith, among the Corporation and those Stockholders party thereto, as the same may be amended, restated or modified from time to time hereafter.

“Requisite Holders” — at any relevant time, Stockholders holding not less than 70% of the outstanding shares of Preferred Stock, voting together as a single class on an as-converted basis, or if no shares of Preferred Stock are then outstanding, Stockholders holding 70% of the outstanding Conversion Shares, or if no Conversion Shares are then outstanding, Stockholders holding 70% of the shares of outstanding Common Stock (other than Conversion Shares).

“Restated Certificate” — the Amended and Restated Certificate of Incorporation of the Corporation, as filed with the Secretary of State of the State of Delaware on February 8, 2013, as amended from time to time.

“Securities Act” — the Securities Act of 1933, as amended, or any successor federal statute, and the rule and regulations of the Securities and Exchange Commission thereunder, as the same shall be in effect from time to time.

“Series C Original Purchase Price” — $0.463 per share for each share of Series C Preferred Stock.

“Shares” — shares of Common Stock, Preferred Stock and any other capital stock of the Corporation, and securities directly or indirectly exercisable for or convertible into Common Stock, Preferred Stock or any other capital stock of the Corporation.

“Subsidiary” — with respect to the Corporation, any Person of which securities or other ownership interests representing more than fifty percent (50%) of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the Corporation or one or more Subsidiaries of the Corporation or by the Corporation and one or more Subsidiaries of the Corporation.

(b)                                 The following provisions shall be applied wherever appropriate herein:

(i)                                     “herein,” “hereby,” “hereunder,” “hereof” and other equivalent words shall refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used;

(ii)                                  all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural;

(iii)                               wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders;

(iv)                              all accounting terms not specifically defined herein shall be construed in accordance with GAAP;

(v)                                 neither this Agreement nor any other agreement, document or instrument referred to herein or executed and delivered in connection herewith shall be construed against any party as the principal draftsperson hereof or thereof;

(vi)                              the descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement;

(vii)                           any references herein to a particular Section, Article, Exhibit or Schedule means a Section or Article of, or an Exhibit or Schedule to, this Agreement unless another agreement is specified;

(viii)                        the Exhibits and Schedules attached hereto are incorporated herein by reference and shall be considered part of this Agreement; and

(ix)                              all references to “$” or “Dollars” shall mean United States Dollars.

2.                          Information Rights.  Holders of not less than a number of shares of Preferred Stock representing 5% of the Preferred Stock then outstanding shall have the following rights:

(a)                                 upon reasonable notice to, and at times reasonably convenient for the Corporation, visit and inspect the Corporation’s properties and examine its books of account and records; provided, however, that the Corporation shall not be obligated pursuant to this Section 2(a) to provide access to any information which it reasonably considers to be a trade secret or similar confidential information or which it reasonably believes will result in a waiver of attorney-client or similar privilege;

(b)                                 within 120 days after the end of each fiscal year of the Corporation, an income statement for such fiscal year, a balance sheet of the Corporation and statement of stockholder’s equity as of the end of such year and a statement of cash flows for such year, such year-end financial reports to be audited and certified by a nationally recognized independent public accounting firm selected by the Corporation and reasonably acceptable to the Requisite Holders;

(c)                                  within 45 days after the end of each fiscal quarter of the Corporation, an unaudited balance sheet, statements of income and cash flows and schedule of total expenses by account for such fiscal quarter, including, with respect to the statements of income, the unaudited comparative statements of income of the Corporation for the year-to-date and the current budget of the Corporation for the year-to-date, including revised projections, if any;

(d)                                 within 30 days of the end of each month, an unaudited income statement and a statement of cash flows and balance sheet for and as of the end of such month, compared to budget and comparable period in the prior year (if applicable), as well as a written summary of operations;

(e)                                  within 30 days prior to the end of each fiscal year, a budget for the next fiscal year prepared on a monthly and quarterly basis;

(f)                                   with respect to any proposed Deemed Liquidation (as defined in the Restated Certificate), IPO or other significant corporate event (each, a “Proposed Transaction”), prior notice of such Proposed Transaction; and

(g)                                  with respect to the financial statements discussed in subsections (c) and (d) of this Section 2, an instrument executed by the chief financial officer or President of the Corporation and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP); provided, that the foregoing shall not restrict the right of the Corporation to change its accounting principles consistent with GAAP.

3.                                Board of Directors; Observer Rights.

(a)                                 Each Stockholder hereby agrees to take all action necessary, including, but not limited to, the voting of any and all of such Stockholder’s Shares, the execution of written consents, the calling of special meetings, the removal of directors, the filling of vacancies on the Board, the waiving of notice and the attending of meetings, so as to cause the Board to be at all times comprised of six (6) persons to be elected/appointed as follows:

(i)                                     one (1) Director who shall be appointed by Bay City Capital Fund IV, L.P. (“Bay City”), so long as Bay City holds shares of Series A Preferred Stock, who shall initially be Nathan Pliam (the “Bay City Director”);

(ii)                                  one (1) Director who shall be appointed by Three Arch Partners IV, L.P. (“Three Arch”), so long as Three Arch holds shares of Series A Preferred Stock, who shall initially be Wilf Jaeger (the “Three Arch Director”);

(iii)                               one (1) Director who shall be appointed by Johnson & Johnson Development Corporation (“JJDC”), so long as JJDC holds shares of Series B Preferred Stock, who shall initially be Brad Vale (the “JJDC Director”);

(iv)                              one (1) Director who shall be appointed by Novo A/S (“Novo”), so long as Novo holds shares of Series C Preferred Stock, who shall initially be Peter Bisgaard (the

“Novo Director” and together with the Bay City Director, Three Arch Director and JJDC Director, the “Preferred Directors”);

(v)                                 one (1) Director who shall be the then current Chief Executive Officer of the Corporation as appointed from time to time by the Board (the “CEO Director”), who shall initially be Michael DeMane; and

(vi)                              one (1) Director who shall (a) be neither an employee nor a consultant of the Corporation, and otherwise be independent of the Corporation (as defined under NYSE rules), (b) shall be elected by the holders of at least a majority of the shares of Common Stock and Preferred Stock, voting together as a single class on an as-converted basis, and (c) shall be acceptable to each of the JJDC Director and the Novo Director, who shall initially be Frank Fischer (the “Independent Director”).

(b)                                 A Director may be removed either (i) with or without cause by the Stockholder or group of Stockholders who appointed such Director, or (ii) by the affirmative vote or written consent of a majority of the remaining Directors (y) if such Director becomes incapable of fulfilling his or her obligations because of injury or physical or mental illness and such incapacity shall exist for 30 working days in the aggregate during any consecutive six (6) month period or (z) if a Director ceases to satisfy the requirements of clauses 3(a)(v) or 3(b).  Any deceased, removed or resigning Director shall be replaced by the Stockholder or group of Stockholders, as the case may be, entitled to appoint such deceased, removed or resigning Director.

(c)                                  The Corporation shall invite a representative of each Stockholder with Observer Rights to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give each such Stockholder with Observer Rights copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that each representative of a Stockholder with Observer Rights shall agree to hold in confidence and trust all information so provided; and, provided further, that the Corporation reserves the right to withhold any information and to exclude any or all such representative from any meeting or portion thereof if the Corporation (i) believes in good faith, upon the advice of counsel, that access to such information or attendance at such meeting or portion thereof is reasonably necessary to preserve the attorney-client privilege, (ii) believes in good faith is reasonably necessary to protect highly confidential proprietary information or (iii) is discussing a matter involving or relating to such Stockholder with Observer Rights.  The representatives must be persons acceptable to the Corporation.  “Stockholder with Observer Rights” means each of AMV Partners II, L.P., JJDC and Novo.

(d)                                 In the event the Corporation creates any committee of the Board, including but not limited to an audit committee and/or compensation committee of the Board, the JJDC Director and the Novo Director shall each have the right to be a member of such committee(s) of the Board.

(e)                                  Upon request, the Corporation will reimburse its directors and representatives of the Stockholders with Observer Rights for reasonable travel expenses incurred traveling to and from any meetings of the Company’s Board of Directors.  To the extent reimbursement is requested, the Corporation will make payments for such expenses within 30 days after receipt of an invoice therefor.

4.                                Pre-Emptive Rights.

(a)                                 Each holder of shares of Preferred Stock, including any applicable Conversion Shares (for the purpose of this Section 4, each a “Pre-Emptive Right Holder”) shall have the right to purchase such Pre-Emptive Right Holder’s Overall Percentage Interest (for the purpose of this Section 4, the “Pre-Emptive Allocation”), or any lesser number, of any new Shares, or any other equity securities of the Corporation, including, without limitation, securities convertible into or exchangeable for equity securities of the Corporation, to purchase any of the foregoing that the Corporation may, from time to time, propose to sell and issue, in each case, other than Exempt Issuances, stock splits, stock dividends, in-kind equity distributions and recapitalizations (collectively, “New Securities”).

(b)                                 In the event the Corporation proposes to undertake an issuance of New Securities, it will give each Pre-Emptive Right Holder written notice of such issuance (which notice shall be delivered at least 15 days prior to such issuance), describing the New Securities and the price and terms upon which the Corporation proposes to issue the same, and setting forth the number of shares or other number of New Securities which such Stockholder is entitled to purchase pursuant to such Stockholder’s Pre-Emptive Allocation and the aggregate purchase price therefor.  Each Pre-Emptive Right Holder will have ten (10) days from the date of delivery of any notice to agree to purchase such New Securities, respectively, up to such Stockholder’s Pre-Emptive Allocation, or any lesser number, for the price and upon the terms specified in the notice (provided that the Pre-Emptive Right Holders shall be entitled to pay cash in lieu of any non-cash consideration) by giving written notice to the Corporation and stating therein the quantity of New Securities to be purchased.  If not all of the Pre-Emptive Right Holders elect to purchase their full Pre-Emptive Allocation of New Securities, then the Corporation shall notify in writing the fully-participating Pre-Emptive Right Holders of such and offer such holders the right to acquire such unsubscribed New Securities.  Each fully-participating Pre-Emptive Right Holder so notified shall have the right to purchase its pro rata share of the unsubscribed New Securities (in proportion to the Overall Percentage Interests of all participating Pre-Emptive Right Holders) within five (5) days from the date of such notice from the Corporation by giving written notice to the Corporation and stating therein the quantity of unsubscribed New Securities to be purchased.

(c)                                  In the event any Pre-Emptive Right Holder fails to exercise such right of first refusal within said ten (10) day period (or, as applicable, such 15-day period), the Corporation will have 75 days thereafter to sell the New Securities as to which such Pre-Emptive Right Holder’s right was not exercised, at a price and upon such other terms no more favorable to the purchasers thereof than those specified in the Corporation’s notice.  In the event the Corporation has not sold such New Securities within said 75-day period, the Corporation will not thereafter issue or sell any New Securities without first offering such New Securities to each Pre-Emptive Rights Holder in the manner provided above.

(d)                                 The pre-emptive rights granted by this Section 4 shall be exercisable only by “accredited investors” as defined under Section 501 of Regulation D of the Securities Act.

(e)                                  The closing of any sale of New Securities shall be on the date set forth in the notice provided by the Corporation in Section 4(b); provided, that such date shall be extended as to any participating Pre-Emptive Right Holder for up to 30 days (or such longer period as may be approved by the Corporation, which approval shall not be unreasonably delayed or withheld) for purposes of obtaining any necessary governmental approvals and to call capital from limited partners, if applicable.  The exercise or non-exercise of the rights of the Pre-Emptive Right Holders under this Section 4 shall not adversely affect their rights to participate in subsequent offerings of New Securities subject to Section 4.

5.                                Restrictions on Transfer.  Except as expressly permitted in Sections 6, 7 and 8 of this Agreement, no Stockholder shall in any way sell, exchange, transfer, hypothecate, negotiate, gift, convey in trust, pledge, assign, encumber, or otherwise dispose of all or any portion of its Shares, including by operation of law (a “Transfer”), without the prior written consent of the Corporation, which may be granted or withheld in the Corporation’s sole discretion.  Under no circumstances shall a Transfer be made to a competitor of the Corporation. Any Transfer not expressly permitted herein shall be void and of no effect.

6.                                Certain Permitted Transfers.

(a)                                 Except as otherwise provided in this Section 6 and subject only to Sections 7 and 8 hereof, and to any restrictions set forth in any other agreement between a Stockholder and the Corporation, a Stockholder may Transfer all or a portion of its Shares (i) to one or more Affiliated Funds, or to any director, officer, partner, retired partner, member, retired member or stockholder of such Affiliated Funds, (ii) to the Corporation in accordance with any agreement with the Corporation and (iii) to such Stockholder’s Immediate Family and/or for estate planning purposes.

(b)                                 Except as otherwise provided herein or in any other agreement a Stockholder may have with the Corporation, a Stockholder may sell Shares to an unaffiliated third party only if (i) such third party makes a “bona fide” offer to purchase such Shares, and (ii) the Corporation and the other Stockholders decline their right of first refusal under Section 7 hereof to purchase such Shares.

(c)                                  For the purposes of Sections 6(b),  7(a) and 8(a), no offer to purchase shall be considered “bona fide” unless, at a minimum, the offer (i) is not assignable by the proposed buyer; (ii) provides for a closing not less than 30 days nor more than 120 days from the date of the offer to purchase; and (iii) is for cash or other consideration the value of which may readily be determined by the Board.  In the event the Board properly raises an objection that the proposed offer is not “bona fide”, the selling Stockholder shall be accorded one opportunity to provide, within ten (10) days, such additional assurances as the Board (or any applicable committee thereof) may request with respect to such proposed buyer.

(d)                                 No Transfer may be made pursuant to this Section 6 which would violate or be inconsistent with any agreement a Stockholder may have with the Corporation or violate, or which would result in registration being required under, any applicable federal or state laws relating to securities or investment companies or advisors.  No Transfer may be made unless the transferee (i) agrees in writing with the Corporation to be bound by the provisions of this

Agreement as though it were a Stockholder and to be subject to the terms of the Stock Purchase Agreement and other related agreements for the benefit of the Corporation as though it were a purchaser thereunder; (ii) unless waived by the Board (or any applicable committee thereof), causes to be delivered to the Corporation, at such transferee’s sole cost and expense, a favorable opinion of legal counsel reasonably acceptable to the Board (or such committee), to the effect that such Transfer does not violate or result in registration being required under, any applicable federal or state laws relating to securities or investment companies or advisors; (iii) executes and delivers such other instruments and documents, in form and substance reasonably satisfactory to the Board (or any applicable committee thereof), necessary to cause the transferee to become a Stockholder; and (iv) unless waived by the Board (or any applicable committee thereof), pays all reasonable expenses in connection therewith, including, but not limited to, the cost of preparation and filing of any amendment of this Agreement or the Restated Certificate necessary or desirable in connection therewith.  Upon compliance with all provisions hereof, all other Stockholders agree to execute and deliver such amendments hereto as are necessary to cause such transferee to become a Stockholder of the Corporation.

(e)                            A transferee who becomes a Stockholder pursuant to this Section 6 shall have, to the extent transferred, the rights and powers, and shall be subject to the restrictions and liabilities, of a Stockholder under this Agreement.

7.                                Right of First Refusal.

(a)                                 Subject to any repurchase or similar rights or obligations the Corporation may have in any agreement with a Stockholder, if any Stockholder desires to Transfer all or any portion of its Shares in accordance with this Agreement (other than (i) a Transfer pursuant to Section 6, (ii) shares of Series B Preferred Stock or Common Stock issued upon conversion of the Series B Preferred Stock or (iii) shares of Series C Preferred Stock or Common Stock issued upon conversion of the Series C Preferred Stock, which shall not be considered Shares for purposes of this Section 7), then such Stockholder (the “Section 7 Selling Stockholder”) shall first offer in a written notice to Transfer such Shares to the Corporation, specifying the terms and conditions of such Transfer as offered by the third party in a “bona fide” offer (the “Section 7 Offer Notice”).  The Corporation shall have thirty (30) days from the date written notice was received to accept the offer to Transfer all or a portion of the Shares subject to the Section 7 Offer Notice, and if the Corporation does not accept the offer provided in the Section 7 Offer Notice within such period it shall be deemed to have rejected the offer.  If the Corporation does not accept such offer, or only accepts the offer with respect to a portion of the offered Shares, then at the expiration of the thirty (30) day notice period (or during the thirty (30) day notice period to the extent the right of first refusal has earlier been expressly rejected in writing by the Corporation during such period), the Section 7 Selling Stockholder shall offer to Transfer such Shares, or the portion of such Shares which the Corporation did not accept, as applicable, to the holders of Preferred Stock who are not Section 7 Selling Stockholders (the “Non-Transferring Holders”) and shall deliver to such Non-Transferring Holders a subsequent Section 7 Offer Notice (the “Subsequent Offer Notice”).  The Non-Transferring Holders shall have thirty (30) days from the date the Subsequent Offer Notice is received to accept the offer to Transfer all or a portion of the Shares subject to the Subsequent Offer Notice, and any Non-Transferring Holder who does not accept the offer provided in the Subsequent Offer Notice within such period shall be deemed to have rejected the offer.  In the event that more than one Non-Transferring Holder wishes to accept such offer with respect to all or a portion of the Shares in such offer, and if there are enough Shares available for each such Non-Transferring Holder to be allocated its desired number of Shares, then each such Non-Transferring Holder shall receive the number of Shares it requested.  In the event that more than one Non-Transferring Holder wishes to accept such offer with respect to all or a portion of the Shares in such offer, and there are not enough Shares available for each such Non-Transferring Holder to be allocated its desired number of Shares, then each such Non-Transferring Holder shall have the right to purchase the offered Shares pro rata based on the Overall Percentage Interest of each such Non-Transferring Holder to the combined Overall Percentage Interest of all Non-Transferring Holders purchasing the Shares pursuant to this Section 7(a) or as the Non-Transferring Holders may otherwise agree in writing.  If any Shares remain unallocated thereafter and there remains at least one (1) Non-Transferring Holder that still wishes to be allocated Shares, any such Non-Transferring Holder(s) shall be allocated such Shares by repeating the procedures described in the preceding two sentences.  The closing of any Transfer pursuant to this Section 7(a) shall occur in accordance with the terms and provisions of the offer (provided that the Corporation and the Non-Transferring Holder, as the case may be, shall be entitled to pay cash in lieu of any non-cash consideration in an amount equal to the non-cash consideration) and this Agreement.  With respect to the Shares which are to be Transferred pursuant to this Section 7(a), each Section 7 Selling Stockholder shall cause such Shares to be Transferred free and clear of all liens, claims, encumbrances and other restrictions (other than as set forth in this Agreement). If neither the Corporation nor the Non-Transferring Holders accept such offer pursuant to this Section 7(a), or if they accept such offer only with respect to a portion of the offered Shares, then at the expiration of the thirty (30) day notice period applicable to the Non-Transferring Holders (or during such thirty (30) day notice period to the extent the right of first refusal has earlier been expressly rejected in writing by all Non-Transferring Holders during such period), subject only to Sections 5,  6 and 7, the Section 7 Selling Stockholder may Transfer the offered Shares, or the portion of the offered Shares remaining, as applicable, to the proposed Transferee, provided that such Transfer occurs within sixty (60) days after the expiration of such thirty (30) day period and is made on terms and conditions no more favorable to the Transferee than the terms and conditions specified in the Section 7 Offer Notice.

(b)           Any proposed Transfer by a Section 7 Selling Stockholder not consummated within the time periods set forth in this Section 7 shall again be subject to this Section 7 and shall require compliance by a Section 7 Selling Stockholder with the procedures described in this Section 7.  The exercise or non-exercise of the rights of the Corporation and the Non-Transferring Holders under this Section 7 with respect to any proposed Transfer shall not adversely affect their rights with respect to subsequent Transfers by Section 7 Selling Stockholders under this Section 7.

(c)         The provisions of this Section 7 shall not apply to a Transfer otherwise permitted by Section 6.

8.           Co-Sale Right.

(a)           Subject to the limitations of this Section 8, to the extent that the Corporation and the Non-Transferring Holders do not exercise their respective Rights of First Refusal with respect to all or any part of the offered Shares pursuant to Section 7 hereof, then to the extent that the Section 7 Selling Holder is a person or entity listed on Schedule 2 attached hereto (a “Section 8 Seller”), such Section 8 Seller shall deliver an additional notice (the “Co-Sale Notice”) upon expiration of the 30 day period following delivery of the Subsequent Offer Notice to each holder of Preferred Stock who has not exercised its Right of First Refusal pursuant to Section 7 (a “Co-Sale Preferred Stock Holder”) setting forth the number of Shares which are not being purchased by the Corporation and the Non-Transferring Holders pursuant to their respective Rights of First Refusal (“Residual Shares”), and each Co-Sale Preferred Stock Holder shall have the right to sell up to its Pro Rata Co-Sale Share (as defined below) of the Residual Shares on the same terms and conditions as specified in the Section 7 Offer Notice.  To exercise its rights hereunder, each Co-Sale Preferred Stock Holder (a “Selling Preferred Stock Holder”) must have provided a written notice to the Section 8 Seller within ten (10) days after delivery of the Co-Sale Notice, indicating the number of shares it holds that it wishes to sell pursuant to this Section 8(a).

(b)           A Selling Preferred Stock Holder’s “Pro Rata Co-Sale Share” shall be equal to that number of Residual Shares equal to the product obtained by multiplying (x) the number of Residual Shares by (y) a fraction, (i) the numerator of which shall be the number of Shares (calculated on an as-converted to Common Stock basis) held on the date of the Section 7 Offer Notice by such Selling Preferred Stock Holder and (ii) the denominator of which shall be the sum of (A) the number of Shares (calculated on an as-converted to Common Stock basis) held on the date of the Section 7 Offer Notice by all Selling Preferred Stock Holders participating in such sale and (B) the total number of Shares held by the Section 8 Seller on the date of the Section 7 Offer Notice by such Section 8 Seller.

(c)           Within fifteen (15) days after the delivery of the Co-Sale Notice, the Section 8 Seller will give written notice to the Corporation and each Selling Preferred Stock Holder specifying the number of Residual Shares to be sold by each Selling Preferred Stock Holder exercising its Right of Co-Sale (the “Co-Sale Confirmation Notice”).

(d)           Subject to compliance with applicable state and federal securities laws, the sale of the Residual Shares by the Selling Preferred Stock Holders shall occur within ten (10) days after delivery of the Co-Sale Confirmation Notice (the “Co-Sale Closing”).  If a Selling Preferred Stock Holder exercised the Right of Co-Sale in accordance with this Section 8, then such Selling Preferred Stock Holder shall deliver to the Section 8 Seller at or before the Co-Sale Closing one or more certificates, properly endorsed for Transfer, representing the number of Residual Shares to which the Selling Preferred Stock Holder is entitled to sell pursuant to this Section 8 (or that number of shares of Preferred Stock which is at such time convertible into such number of Residual Shares).  At the Co-Sale Closing, the Section 8 Seller shall cause such certificates or other instruments to be Transferred and delivered to the Transferee pursuant to the terms and conditions specified in the Section 7 Offer Notice, and the Section 8 Seller will remit, or will cause to be remitted, to each Selling Preferred Stock Holder, at the Co-Sale Closing, that portion of the proceeds of the Transfer to which each Selling Preferred Stock Holder is entitled by reason of each Selling Preferred Stock Holder’s participation in such Transfer pursuant to the Right of Co-Sale.

(e)           If any of the Shares that were the subject of the Section 7 Offer Notice remain available after the exercise of all Rights of First Refusal and all Rights of Co-Sale under Sections

7 and 8 hereof, then the Section 8 Seller shall be free to Transfer, any such remaining shares to the proposed Transferee on the terms set forth in the Section 7 Offer Notice; provided, however, that if such Shares are not so Transferred during the seventy five (75) day period following the deemed delivery of the Section 7 Offer Notice, then the Section 8 Seller may not Transfer any of such remaining Shares without complying again in full with the provisions of this Agreement.

(f)          The provisions of this Section 8 shall not apply to and shall be subordinate to any Transfer or exercise of rights contemplated by Section 7.  The provisions of this Section 8 shall not apply to any Transfer permitted by Section 6(a).  In the event of any transfer pursuant to this Section 8, the transferee of the Shares shall hold the Shares so acquired with all the rights conferred by, and subject to, all the restrictions imposed by this Agreement.

9.           Additional Covenants.

(a)           JJDC and Novo Information Rights; Disclosure.

(i)            So long as JJDC owns at least 50% of the Shares issued to JJDC pursuant to the Series B Preferred Stock Purchase Agreement dated July 15, 2011, once each fiscal year, upon request by JJDC, an appropriate officer of the Corporation shall meet with an appropriate representative from JJDC, or one or more of its Affiliates, at a to be mutually agreed upon time and place to update such person with respect to significant corporate events.  In addition, the Corporation will not make any written or other public disclosure regarding JJDC without the prior written consent of JJDC, except as may be required by law (including applicable federal and state securities laws).

(ii)           So long as Novo owns at least 50% of the Shares issued to Novo pursuant to the Series C Stock Purchase Agreement, once each fiscal year, upon request by Novo, an appropriate officer of the Corporation shall meet with an appropriate representative from Novo, or one or more of its Affiliates, at a to be mutually agreed upon time and place to update such person with respect to significant corporate events.  In addition, the Corporation will not make any written or other public disclosure regarding Novo without the prior written consent of Novo, except as may be required by law (including applicable federal and state securities laws).

(b)           Key Man Insurance.  The Corporation will use all commercially reasonable efforts to maintain in full force key man insurance on the Corporation’s Chief Executive Officer in the amount of at least $2,000,000.

(c)           Product Liability Insurance.  The Corporation will use all commercially reasonable efforts to maintain in full force product liability insurance in the amount of at least $3,000,000.

(d)           Directors and Officers Insurance.  The Corporation will use all commercially reasonable efforts to maintain in full force directors and officers liability insurance in the amount of at least $5,000,000.

(e)           Novo Approval.  The Corporation shall not alter or change the powers, preferences, or special rights of the Series C Preferred Stock so as to affect the shares of Series C Preferred Stock adversely without the prior written consent of Novo.  For the sake of clarity, the sale and issuance of a new series of Preferred Stock shall not be deemed an alteration or change of the powers, preferences, or special rights of the Series C Preferred Stock.

(f)            Limitation of Liability.  Any liability of an Investor (to the Corporation or any other person) under this Agreement (i) shall not be joint and several with the other Investors and (ii) to the extent money damages are determined to provide an adequate remedy for any breach of the provisions of this Agreement, such money damages shall be capped at the amount of such Investor’s aggregate investment in the Preferred Stock.

10.        Drag Along Rights.

(a)           If the holders of at least 70% of the outstanding shares of Preferred Stock, voting together as a single class on an as-converted basis (the “Triggering Stockholders”), shall approve in writing or by meeting, as evidenced by a writing reflecting such approval, (i) the sale, lease, exchange, license, or other disposition of all or substantially all of the Corporation’s assets, including, without limitation, the sale or license of all or substantially all of the Corporation’s intellectual property other than the ordinary course, in one transaction or a series of related transactions, which if held directly by the Corporation would constitute all or substantially all of the Corporation’s assets to be followed promptly by the distribution of the proceeds, if any; (ii) a merger, tender offer, reorganization, business combination or other transaction as a result of which the holders of the Corporation’s issued and outstanding voting securities immediately before such transaction (including a sale of securities) own or control less than a majority of the voting securities of the continuing or surviving entity immediately after such transaction (other than in connection with an internal restructuring, reorganization or recapitalization of the capital stock of the Corporation where there is no substantial change to the relative ownership percentages of the Corporation’s stockholders or any other rights, as applicable to any successor entity or an equity financing in which the Corporation is the surviving corporation) or (iii) the acquisition (in one or more transactions) by any Person or Persons acting together or constituting a “group” under Section 13(d) of the Exchange Act together with any affiliates thereof (other than stockholders as of the date of this Agreement and their respective affiliates) of beneficial ownership (as defined in Rule 13d-3 under such Exchange Act) or control, directly or indirectly, of more than 50% of the total voting power of all classes of capital stock entitled to vote generally in the election of members of the Board (clauses (i), (ii) and (iii) collectively referred to as a “Liquidation Transaction”), then the Corporation shall provide written notice of such approval (the “Sale Notice”) to the other Stockholders (the “Non-Triggering Stockholders”), which notice shall describe the Liquidation Transaction in reasonable detail, including the proposed time and place of the closing and the consideration to be received by the Corporation and/or its stockholders. Thereafter, each of the Stockholders shall be obligated to and shall: (A) sell, transfer and deliver, or cause to be sold, transferred and delivered, to such third party all of its shares of each class of capital stock of the Corporation in the Liquidation Transaction at the closing thereof on the same terms and for the same consideration as that received by the Triggering Stockholders for shares of such class of capital stock (and deliver certificates for such shares at the closing, free and clear of all liens and encumbrances); and (B) if stockholder approval of the Liquidation Transaction is required, vote all of its shares of capital stock of the Corporation, or provide an irrevocable proxy (which shall be deemed to be coupled with an interest) to vote its shares, in favor thereof.

(b)           The Non-Triggering Stockholders shall take all actions reasonably requested by the Triggering Stockholders in connection with the consummation of the Liquidation Transaction, including, without limitation, the execution and delivery of such certificates, agreements, and instruments and the taking of such other actions reasonably necessary to effectuate the Liquidation Transaction; provided, however, (i) that no Non-Triggering Stockholder shall be required to make any representation, covenant (including any covenant restricting its business operations) or warranty in connection with such Liquidation Transaction other than representations and warranties related to ownership of the Shares held by such Non-Triggering Stockholder and the authority and ability to convey title to such Shares; (ii) that a Non-Triggering Stockholder shall not be liable for the inaccuracy of any representation or warranty made by any other Person in connection with the Liquidation Transaction, other than the Corporation; and (iii) that the liability for indemnification, if any, of such Non-Triggering Stockholder in the Liquidation Transaction and for the inaccuracy of any representations and warranties made by the Corporation in connection with such Liquidation Transaction, is several and not joint with any other Person, and is pro rata in proportion to, and does not exceed, the amount of consideration actually paid to such Non-Triggering Stockholder in connection with such Liquidation Transaction.

(c)           The closing of any Liquidation Transaction shall be held at such time and place as the Corporation (if a merger, consolidation, or sale of assets) or the Triggering Stockholders (if a sale of stock) shall reasonably specify.  At such closing, the Stockholders shall deliver certificates representing the Shares to be sold, if any, duly endorsed for transfer and accompanied by all requisite stock transfer taxes, if any, and the Shares to be transferred shall be free and clear of any liens, claims or encumbrances (other than restrictions imposed by this Agreement and other agreements among the Corporation and its stockholders).  In addition to any representations and warranties set forth above, each of the Stockholders shall further represent and warrant that it is the record and beneficial owner of such Shares and make such additional representations and warranties and related indemnities relating to its ownership of the Shares as shall be customary in transactions of a similar nature.

11.        Subsequent Stockholders.  No Stockholder will transfer any Shares to any Person unless such Person agrees by a written consent or joinder to be bound by the terms of this Agreement in the same capacity as though he or she or it were an original signatory hereto.  In the event that after the date of this Agreement, the Corporation enters into an agreement to issue shares of capital stock to (a) any member of the Board, (b) any executive officer of the Corporation or (c) any other Person, following which such Person shall hold Shares constituting one percent (1%) or more of the Corporation’s then outstanding capital stock (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised and/or converted or exchanged), then, the Corporation shall cause such member of the Board, executive officer of the Corporation or such other Person, as a condition precedent to entering into such agreement, to become a party to this Agreement, agreeing to be bound by and subject to the terms of this Agreement as a Stockholder hereunder and thereafter such member of the Board, executive officer of the Corporation or such other Person shall be deemed to be an Investor and Stockholder, or Significant Common Stockholder and Stockholder, for all purposes hereunder, as applicable.

12.        Legends.  Each certificate of the signatories hereto representing Shares shall bear the following legends until such time as the Shares represented thereby are no longer subject to the provisions hereof:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE VOTING, SALE, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS’ AGREEMENT AMONG NEVRO CORP., AND CERTAIN HOLDERS OF ITS OUTSTANDING CAPITAL STOCK (AS THE SAME MAY BE AMENDED, MODIFIED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME), A COPY OF WHICH MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF NEVRO CORP.”.

13.        Entire Agreement; Amendment; Waiver; Termination.

(a)           This Agreement, the Stock Purchase Agreement and the Registration Rights Agreement (and any other agreements contemplated hereby or thereby) among the Corporation and any Stockholder, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof or thereof.  No representation, inducement, promise, understanding, condition or warranty not set forth in this Agreement or in the applicable agreement listed above has been made or relied upon by any party to this Agreement.  This Agreement is not intended to confer upon any Person other than the parties and the Corporation any rights or remedies hereunder.

(b)           Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and approved by the Requisite Holders and the Corporation; provided, however, that if any proposed amendment or waiver would reasonably be expected to have a disproportionate adverse effect on the holders of Common Stock as compared to holders of Preferred Stock, then such proposed amendment or waiver shall also require the consent of holders of a majority of the shares of Common Stock.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Stockholder and the Corporation.  Notwithstanding the foregoing, (i) the provisions of Section 3(a)(i) may be amended and the observance of any term thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Bay City, (ii) the provisions of Section 3(a)(ii) may be amended and the observance of any term thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Three Arch, (iii) the provisions of Section 3(a)(iii) and Section 9(a) may be amended and the observance of any term thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of JJDC, (iv) the provisions of Section 3(a)(iv), Section 9(a)(ii), Section 9(e), Section 9(f) and Section 10(b) may be amended and the observance of any term thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Novo and (v) a Stockholder may be removed from the list of Stockholder with Observer Rights in Section 3(c) (or have its observer rights amended such to its material detriment) only with the written consent of such Stockholder.

(c)           No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies in this Agreement provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(d)           This Agreement shall automatically terminate upon the consummation of a Qualified Public Offering.

14.        Agreement for Further Execution.  Each Stockholder agrees upon request of the Board to sign and swear to any certificate, any amendment to or cancellation of such certificate, acknowledge similar certificates or affidavits or certificates of fictitious firm name or the like (and any amendments or cancellations thereof) required by the laws of the State of Delaware, or any other jurisdiction in which the Corporation does, or proposes to do, business.  This Section 14 shall not prejudice or affect the rights of the Stockholders to approve certain amendments to this Agreement pursuant to Section 13.

15.        Notices.  Any notices required or permitted to be sent hereunder shall be delivered personally, via facsimile transmission (with confirmation), or mailed, via certified mail (return receipt requested), or delivered by overnight courier service to the following addresses, or such other address as any party hereto designates by written notice to the Corporation, and shall be deemed to have been given upon delivery, if delivered personally or via facsimile, three (3) Business Days after mailing, if mailed, or one (1) Business Day after delivery to the courier, if delivered by overnight courier service:

If to the Corporation:	Nevro Corp.
4040 Campbell Avenue, Suite 210
Menlo Park, California 94025
Attention: Chief Executive Officer
Telecopy: (650) 251-0005

with copies sent concurrently to:	Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
Attention: Michael W. Hall, Esq.
Telecopy: (650) 463-2600

If to any Stockholder, to such Stockholder at the address indicated on Schedule 1 attached hereto hereto, as from time to time amended.  The Corporation or any Stockholder may change its address for Notices hereunder by a Notice given pursuant to this Section 15.

16.        GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES).

17.        CONSENT TO JURISDICTION.  EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ANY SUIT, ACTION, PROCEEDING OR CLAIM AGAINST IT ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS, OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT OR ENFORCED IN THE STATE OR FEDERAL COURTS LOCATED IN SAN FRANCISCO, CALIFORNIA AND EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY PROCEEDING BROUGHT IN SAN FRANCISCO, CALIFORNIA AND FURTHER IRREVOCABLY WAIVES ANY CLAIMS THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

18.        WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER, OR REMEDY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR UNDER OR IN CONNECTION WITH ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED AGREEMENT, AND AGREE THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  THE TERMS AND PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

19.        Successors and Assigns.  Subject to the other provisions hereof, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

20.        Disputed Matters.  Except as otherwise provided in this Agreement, any controversy or dispute arising out of this Agreement, interpretation of any of the provisions hereof, or the action of any Stockholder hereunder shall be submitted to arbitration in San Francisco, California before the American Arbitration Association under the commercial arbitration rules then obtaining of said Association.  Any award or decision obtained from any such arbitration proceeding shall be final and binding on the parties, and judgment upon any award thus obtained may be entered in any court having jurisdiction thereof.  No action at law or in equity based upon any claim arising out of or related to this Agreement shall be instituted in any court by any Stockholder except (i) an action to compel arbitration pursuant to this Section 20 or (ii) an action to enforce an award obtained in an arbitration proceeding in accordance with this Section 20, in which case, the provisions of Sections 17 and 18 shall apply.  For the avoidance of doubt, the provisions of Sections 17 and 18 shall be subordinate to and shall only apply in connection with an action at law or in equity based upon clauses (i) and/or (ii) of the immediately preceding sentence of this Section 20.

21.        No Other Relationships.  Nothing herein contained shall be construed to constitute any Stockholder the legal representative or agent of any other Stockholder.  No party to this Agreement shall have any right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of any other party to this Agreement. This Agreement shall not limit in any manner the carrying on either by the Stockholders or their respective Affiliates of their own respective businesses and activities.  The provisions of this Section 21 are not intended to limit or modify the restrictions or prohibitions of any employment agreements or other agreements regarding non-competition to which any Stockholder is a party.  To the extent that at law or in equity, a Stockholder has duties (including fiduciary duties) and liabilities relating thereto to the Corporation or to any other Stockholder, a Stockholder acting under this Agreement shall not be liable to the Corporation or to any Stockholder for its good faith reliance on the provisions of this Agreement.  The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Stockholder otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Stockholder.

22.        Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

23.        Remedies.  Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party shall be entitled to immediate injunctive relief or specific performance without bond or the necessity of showing actual monetary damages in order to enforce or prevent any violations of the provisions of this Agreement.

24.        Confidentiality; Public Announcements, Etc.Each Stockholder agrees, and agrees to cause its Affiliates, to at all times hold in confidence and keep secret and inviolate all of the Corporation’s confidential information, including, without limitation, all unpublished matters relating to the business, property, accounts, books, records, customers and contracts of the Corporation, which the Stockholder or any such Affiliates may or hereafter come to know; provided, however, that, except as otherwise provided herein, the Stockholder may disclose any such information (a) to its representatives and agents who agree to be bound by such confidentiality provisions, (b) that otherwise is or has become generally available to the public (without breach of this Section 24), (c) as to which Stockholder has obtained knowledge from sources other than the Corporation or the Directors or the officers of the Corporation (provided, that such source is not bound by a confidentiality agreement with the Corporation), or (d) that it is required to disclose to any governmental authority by law or subpoena or judicial process or as is required to enforce its rights hereunder or that is required to be disclosed under the rules of any stock exchange to which any Stockholder or an Affiliate is subject, in which case, the disclosing Stockholder shall provide the Corporation with prompt advance notice of such disclosure so that the Corporation shall have the opportunity if it so desires to seek a protective order or other appropriate remedy and, in connection with any disclosure required by the Securities and Exchange Commission or the rules of any stock exchange to which a Stockholder or any Affiliate of a Stockholder is subject, the disclosing Stockholder shall use reasonable efforts to obtain confidential treatment for such disclosure (to the extent reasonably available). Each Stockholder and its Affiliates agree that such confidential information shall be used only in connection with the business of the Corporation, and the Stockholder’s investment therein, and not for any other purpose, including, without limitation, in connection with any competitive or potentially competitive activities.  Any publicity release, advertisement, filing, public statement or announcement made, regarding this Agreement or any of the transactions contemplated hereby is to be first reviewed by, and must be reasonably satisfactory to, the Corporation.

25.        Captions.  The captions in this Agreement are included for convenience or reference only and shall be ignored in the construction or interpretation hereof.

26.        Equity Splits.  All references to numbers of units in this Agreement shall be appropriately adjusted to reflect any dividend, split, combination or other recapitalization of equity of the Corporation occurring after the date of this Agreement.

27.        Aggregation of Equity. All Shares held by any Affiliates of any Stockholder shall be aggregated together for the purposes of determining the availability of any rights of such Stockholder under this Agreement.

28.        Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

NEVRO CORP.

By:	/s/ Michael DeMane
	Name:	Michael DeMane
	Title:	Chief Executive Officer

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

NOVO A/S

By:	/s/ Kim L. Dueholm
	Name:	Kim L. Dueholm
	Title:	Partner

	Address:	Tuborg Havnevej 19
DK 2900 Hellerup
Denmark

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

JOHNSON & JOHNSON DEVELOPMENT
CORPORATION

By:	/s/ Brad Vale
	Name:	Brad Vale
	Title:	Vice President, Head JJDC

Address:		6500 Paseo Padre Dr.
Fremont, CA 94555

With a Copy to:		Attn: Jayne Zall
Assistant General Counsel
One Johnson & Johnson Plaza
New Brunswick, NJ 08933

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

ABERDARE VENTURES III, LP

By:	Aberdare GP III, LLC
Its:	General Partner

	By:	/s/ John H. Odden
Name: John H. Odden
Title: Manager

ABERDARE PARTNERS III, LP

By:	Aberdare GP III, LLC
Its:	General Partner

	By:	/s/ John H. Odden
Name: John H. Odden
Title: Manager

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

BAY CITY CAPITAL FUND IV, L.P.

By:	Bay City Capital Management IV LLC
Its:	General Partner

	By:	Bay City Capital LLC
	Its:	Manager

	By:	/s/ Carl Goldfischer
Name: Carl Goldfischer
Title: Manager and Managing Director

BAY CITY CAPITAL FUND IV
CO-INVESTMENT FUND, L.P.

By:	Bay City Capital Management IV LLC
Its:	General Partner

	By:	Bay City Capital LLC
	Its:	Manager

	By:	/s/ Carl Goldfischer
Name: Carl Goldfischer
Title: Manager and Managing Director

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

THREE ARCH PARTNERS IV, L.P.

By:	Three Arch Management IV, L.L.C.
Its:	General Partner

	By:	/s/ Wilfred Jaeger
Name: Wilfred Jaeger
Title: Managing Member

THREE ARCH ASSOCIATES IV, L.P.

By:	Three Arch Management IV, L.L.C.
Its:	General Partner

	By:	/s/ Wilfred Jaeger
Name: Wilfred Jaeger
Title: Managing Member

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

MPM BIOVENTURES IV-QP, L.P.

By:	MPM BioVentures IV GP LLC
Its:	General Partner

By:	MPM BioVentures IV LLC
Its:	General Partner

By:	/s/ James P. Scopa
Name:	James P. Scopa
Title:	Member

MPM BIOVENTURES IV GMBH & CO. BETEILIGUNGS KG

By:	MPM BIOVENTURES IV GP LLC, in its capacity
Its:	as the Managing Limited Partner

By:	MPM BIOVENTURES IV LLC
Its:	Managing Member

By:	/s/ James P. Scopa
Name:	James P. Scopa
Title:	Member

MPM ASSET MANAGEMENT INVESTORS BV4 LLC
By:	MPM BIOVENTURES IV LLC, its Manager

By:	/s/ James P. Scopa
Name:	James P. Scopa
Title:	Member

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH

By:	/s/ James A. Rogers, III
	Name:	James A. Rogers, III
	Title:	Chair, MCV

MAYO CLINIC

By:	/s/ James A. Rogers, III
	Name:	James A. Rogers, III
	Title:	Chair, MCV

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

AMV PARTNERS II, L.P.

By:	Accuitive Medical Ventures II, LLC
Its:	General Partner

	By:	/s/ Charles Larsen
		Name:	Charles Larsen
		Title:	Managing Director

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

/s/ Mark B. Knudson
MARK B. KNUDSON

MARK B. KNUDSON REVOCABLE TRUST U/A DTD 4/18/2003

By:	Mark B. Knudson, Trustee

/s/ Mark B. Knudson
Name:	Mark B. Knudson

By:	Dorsey & Whitney Trust Company LLC, Trustee

/s/ Troy Steinbeck
Name:	Troy Steinbeck
Title:	Chief Investment Officer

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

SUSAN J. KNUDSON REVOCABLE TRUST U/A DTD 4/18/2003

By:	Susan J. Knudson, Trustee

/s/ Susan J. Knudson
Name: Susan J. Knudson

By:	Dorsey & Whitney Trust Company LLC,
Trustee

/s/ Troy Steinbeck
Name: Troy Steinbeck
Title: Chief Investment Officer

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

/s/ Sarah Brenzel Conrad
SARAH BRENZEL CONRAD

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

/s/ Konstantinos Alataris
KONSTANTINOS ALATARIS

/s/ Michael DeMane
MICHAEL DEMANE

/s/ Andrew Galligan
ANDREW GALLIGAN

/s/ Andre Walker
ANDRE WALKER

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

/s/ Robert S. Nickoloff
ROBERT S. NICKOLOFF

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the party below has duly executed this Agreement as of March 5, 2013.

NEA VENTURES 2013, LIMITED PARTNERSHIP

	By:	/s/ Louis S. Citron
Name: Louis S. Citron
Title: Vice President

NEW ENTERPRISE ASSOCIATES 14, L.P.

By:	NEA Partners 14, L.P.
By:	NEA 14 GP, LTD.

	By:	/s/ Louis S. Citron
Name: Louis S. Citron
Title: Chief Legal Officer

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the party below has duly executed this Agreement as of March 5, 2013.

COVIDIEN GROUP S.A.R.L.

By:	/s/ Michelangelo Federico Stefani
Name: Michelangelo Federico Stefani
Title: General Manager

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

SCHEDULE 1

STOCKHOLDER LEDGER

Name/Address:	No. of Shares of Common Stock	No. of Shares of Series A Preferred Stock	No. of Shares of Series B Preferred Stock	No. of Shares of Series C Preferred Stock
Novo A/S	—	—	—	43,196,544

Johnson & Johnson Development Corporation Attn: Brad Vale 6500 Paseo Padre Dr. Fremont, CA 94555 With a Copy to: Attn: Jayne Zall Assistant General Counsel One Johnson & Johnson Plaza New Brunswick, NJ 08933	—	—	66,964,285	5,923,871

Bay City Capital Fund IV, L.P. Attention: Carl Goldfischer 750 Battery Street Suite 400 San Francisco, CA 94111	562,868	30,548,195	16,387,835	4,591,539

Bay City Capital Fund IV Co-Investment Fund, L.P. Attention: Carl Goldfischer 750 Battery Street Suite 400 San Francisco, CA 94111	12,132	658,461	353,236	98,970

Three Arch Partners IV, L.P. Attention: Bill Harrington 3200 Alpine Road Portola Valley, CA 94028	97,840	30,532,495	16,379,412	4,897,841

Three Arch Associates IV, L.P. Attention: Bill Harrington 3200 Alpine Road Portola Valley, CA 94028	2,160	674,161	361,659	108,145

Mayo Foundation for Medical Education and Research Attn: Jeffrey Torborg 200 1st Street SW Rochester, MN 55905	1,000,000	2,747,252	—	—

Name/Address:	No. of Shares of Common Stock		No. of Shares of Series A Preferred Stock	No. of Shares of Series B Preferred Stock	No. of Shares of Series C Preferred Stock
Mayo Clinic Attn: Jeffrey Torborg 200 1st Street SW Rochester, MN 55905	—		2,747,252	1,116,071	621,875

MPM BioVentures IV GmBH & Co. Beteiligungs KG c/o MPM Capital The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116	—		346,711	185,995	62,389

MPM BioVentures IV-QP, L.P. c/o MPM Capital The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116	—		8,999,431	4,827,821	1,619,423

MPM Asset Management Investors BV4 LLC c/o MPM Capital The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116	—		255,904	137,282	46,049

Konstantinos Alataris 411 Acacia Avenue Palo Alto, CA 94306	12,151,745	*	—	—	—

Michael Masterson 750 Battery Street Suite 400 San Francisco, CA 94111	70,939		—	—	—

Aberdare Ventures III, L.P. Attention: Paul Klingenstein Aberdare Ventures One Embarcadero Center Suite 4000 San Francisco, CA 94111	—		26,972,070	10,904,468	—

Aberdare Partners III, L.P. Attention: Paul Klingenstein Aberdare Ventures One Embarcadero Center Suite 4000 San Francisco, CA 94111	—		633,817	256,246	—

Name/Address:	No. of Shares of Common Stock	No. of Shares of Series A Preferred Stock	No. of Shares of Series B Preferred Stock	No. of Shares of Series C Preferred Stock
AMV Partners II, L.P. Attention: John Deedrick Accuitive Medical Ventures 3652 Hermann Court NE Rochester, MN 55906	—	24,005,120	12,877,747	3,565,327

Mark B. Knudson c/o EnteroMedics 2800 Patton Road St. Paul, MN 55113	—	206,043	—	17,029

Mark B. Knudson Revocable Trust Mark B. Knudson, Trustee Dorsey & Whitney Trust Company, LLC, Trustee c/o EnteroMedics 2800 Patton Road St. Paul, MN 55113	400,000	139,389	—	11,520

Susan J. Knudson Revocable Trust Susan J. Knudson, -Trustee Dorsey & Whitney Trust Company, LLC, Trustee c/o EnteroMedics 2800 Patton Road St. Paul, MN 55113	—	138,325	—	11,433

Sarah Brenzel Conrad 12557 Riverview Road Eden Prairie, MN 55347	290,000	144,972	61,988	17,105

Adrianus P. Donders 15089 Crane Street Andover, MN 55304	250,000	139,389	—	—

Robert S. Nickoloff	100,000	69,644	—	5,756

James R. Thacker and Kate Ward Thacker 4529 Thunder Ridge Eureka, MO 63025	141,872	549,450	—	—

Michael DeMane c/o Nevro Corp. 4040 Campbell Avenue #210 Menlo Park, California 94025	13,403,954	—	—	—

Name/Address:	No. of Shares of Common Stock		No. of Shares of Series A Preferred Stock	No. of Shares of Series B Preferred Stock	No. of Shares of Series C Preferred Stock
Andrew Galligan c/o Nevro Corp. 4040 Campbell Avenue #210 Menlo Park, California 94025	3,639,843	**	—	—	—

Andre Walker c/o Nevro Corp. 4040 Campbell Avenue #210 Menlo Park, California 94025	4,136,186	**	—	—	—

*	Includes options to purchase 10,926,742 shares of Common Stock

**	Options to purchase Common Stock

SCHEDULE 2

SECTION 8 SELLERS

1.                                Mayo Foundation for Medical Education and Research

2.                                Konstantinos Alataris

3.                                Michael Masterson

4.                                Mark B. Knudson Revocable Trust

5.                                Susan J. Knudson Revocable Trust

6.                                Timothy R. Conrad

7.                                Sarah Brenzel Conrad

8.                                Adrianus P. Donders

9.                                Robert S. Nickoloff

10.                               Michael DeMane

11.                               Andrew Galligan

12.                               Andre Walker